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                                                                    EXHIBIT 10.5


                        DATED THIS 5TH DAY OF JUNE 2001

                                    BETWEEN

                         NEPTUNE ORIENT LINES LIMITED

                                      AND

                      AMERICAN EAGLE TANKERS INC. LIMITED

                      **********************************

                            SHAREHOLDER'S AGREEMENT

                      **********************************
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                            SHAREHOLDER'S AGREEMENT
                            -----------------------

THIS AGREEMENT is made this 5th day of June 2001 by and between:

NEPTUNE ORIENT LINES LIMITED, a company organised and existing under the laws of Singapore and having its registered office at 456 Alexandra Road, #06-00 NOL Building, Singapore 119962 (hereinafter called "NOU) of the first part, and

AMERICAN EAGLE TANKERS INC. LIMITED, a company organised and existing under the laws of Bermuda and having its registered office at Milner House, 18 Parliament Street, Hamilton HM 12, Bermuda (hereinafter called "AET") of the second part;

collectively referred to as the "Parties".

WHEREAS:

(A) As at the date of this Agreement, AET is a wholly owned crude oil transportation subsidiary of NOL and AET undertakes all of NOL's crude oil transportation business.

(B) AET intends to make an initial public offering of its common shares to investors internationally, including Singapore, directly or in the form of Singapore Depository Receipts Representing Shares;

(C) NOL has agreed to grant AET a right of first refusal on any proposed acquisition by NOL (or its subsidiary) of crude oil tankers or crude oil tanker businesses on the terms and conditions of this Agreement.

(D)  The Parties wish to formalize their agreement in writing.

NOW THEREFORE for and in consideration of the mutual premises herein contained, and for such other valuable consideration the receipt and adequacy of which the Parties hereby acknowledge, IT IS HEREBY AGREED AS FOLLOWS:
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(I)  RIGHTS OF FIRST REFUSAL

     (1) NOL hereby grants AET a right of first refusal for any proposed acquisition by NOL (or its subsidiary) of crude oil tankers or crude oil tanker businesses for a Term as defined hereinbelow at Clause (II).

     (2) Prior to NOL or its subsidiary acquiring any crude oil tankers or crude oil tanker businesses from any third party ("Selling Party"), NOL shall give AET a written notice setting out details of the intended acquisition ("NOL's Notice"). NOL's Notice must contain, where practicable, adequate information so enable AET to fully consider its right of refusal, including but not limited to:

         a. identification and particulars of the Selling Party;
         b. detailed terms and conditions of the intended acquisition including the final price structure;
         c. delivery date of the vessel (in the case of an intended acquisition of a crude oil tanker); and
         d. intended completion date of the intended acquisition,

         hereinafter referred to as the "Offer Terms".

    (3) Within sixty (60) days ftom AET's receipt of NOL's Notice, AET may at its option exercise its right to acquire the tanker asset at the price and terms and conditions offered to NOL, by way of a written acceptance to NOL ("AET's Notice"). Thereafter, AET shall enter into direct negotiations with the Selling Party. Nothing herein shall prevent AET from negotiating different terms and conditions with the Selling Party, including pricing, without further reference to NOL.

    (4) In the event NOL does not receive AET's Notice within the stipulated period of sixty (60) days, NOL may proceed to acquire the intended tanker asset from the Selling Party at the offer terms without further reference to AET.
(II)  TERM

      (1) The Initial Term shall be a period of five (5) years from the date of this Agreement, irrespective of any change in NOL's shareholding in AET post listing.

      (2) Notwithstanding the expiry of the Initial Term, NOL shall continue to grant AET rights of first refusal for any proposed acquisition by NOL (or its subsidiary) of crude oil tankers or crude oil tanker businesses upon the terms and conditions of this Agreement, for as long as NOL is the single largest
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           shareholder of AET post listing and is able to control the business operations of AET.

(III)  COVENANTS

       (1) The Parties covenant with each other and agree that they will duly perform and observe their respective obligations in this Agreement.

       (2) NOL covenants that as at the date of this Agreement, it and its subsidiaries have no intention to re-enter the business of crude oil transportation and further undertakes that any re-entering by NOL or its subsidiary into the crude oil transportation business will be subject to this Agreement.

(IV) SUCCESSORS AND ASSIGNS

       (1) This Agreement shall bind the Parties and their respective successors in title and permitted assigns.

       (2) Neither Party may assign its rights or novate its rights and obligations under this Agreement to any other party except with the prior written consent of the other Party, such consent not to be unreasonably refused or delayed.

(V)  APPLICABLE LAW

     This Agreement shall be governed by the construed in accordance with the laws of Singapore. The Parties hereby irrevocably submit to the non-exclusive jurisdiction of the Courts of Singapore in all matters arising under this Agreement. Nothing herein shall be construed to prevent the Parties from taking action on any matter arising under this Agreement in any other jurisdiction.

(VI) NOTICES

     Any notice or communication under this Agreement shall be in writing and shall be delivered personally, or by registered post, facsimile transmission, telex or cable to the addresses as may be designated in writing by one Party to the other from time to time.

(VII)WAIVERS

     Any delay in exercising or omission to exercise any right, power or remedy available to any Party upon any failure by the other Party to observe or perform
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       any of its obligations under this Agreement shall not impair such right, power or remedy, or be construed as a waiver thereof, or as acquiescence in respect of any such failure and shall not affect or impair any right, power or remedy of that Party in respect of any other or later failure by the other Party Borrower.

(VII) INVALIDITY OF ANY PROVISION

       Each provision contained in this Agreement shall be severable and distinct from every other such provision and if at any time any one of the provisions contained herein becomes invalid, illegal or unenforceable in any respect under the laws of any jurisdiction, neither the validity, legality and enforceability of the remaining provisions nor the validity, legality and enforceability of the provisions under the laws of any other jurisdiction shall in any way be affected or impaired thereby.

AS WITNESS the hands of the respective Parties hereto the day and year first above written.


Signed By:                      )
                                )
                                )
                                )
for and on behalf of            )
NEPTUNE ORIENT LINES LIMITED    )
In the presence of              )

Signed By:                      )
                                )
                                )
                                )
                                )
for and on behalf of            )
AMERICAN EAGLE TANKERS INC.     )
LIMITED                         )
in the presence of,             )